UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

Ladenburg Thalmann Financial Services Inc.
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor, Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (305) 572-4100

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On November 7, 2016, Ladenburg Thalmann Financial Services Inc. (the "Company") issued a press release announcing financial results for the three and nine month periods ended September 30, 2016. A copy of the press release is attached hereto as Exhibit 99.1.

The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.   Other Events.

On November 7, 2016, an additional 10,000,000 shares of the Company's common stock were authorized for repurchase pursuant to the Company's stock repurchase program. Any share repurchases made pursuant to the Company's stock repurchase program will be made through open market purchases or privately negotiated transactions. The manner, timing and amount of any purchases under the program will depend on market conditions, share price and other factors. Open market purchases will be made in compliance with the "safe harbor" provisions of the Securities and Exchange Commission's Rule 10b-18. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws or because of self-imposed trading blackout periods. There are no assurances that the Company will repurchase any shares pursuant to the program, and the Company may modify or suspend the stock repurchase program at any time.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

Date: November 8, 2016	By:	/s/ Brett H. Kaufman
		Name:	Brett H. Kaufman
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated November 7, 2016.